Exhibit 99.1

Motorola Solutions Reports Third-Quarter 2013 Financial Results

•	Sales of $2.1 billion, down 2 percent from a year ago

•	GAAP earnings per share (EPS)* of $1.16, up 61 percent from a year ago

•	Non-GAAP** EPS of $1.32, up 57 percent from a year ago

•	Returned $494 million to shareholders through share repurchase, dividends

	Third Quarter
	2013	2012	Change
Total sales ($M)	$2,112	$2,153	-2%
GAAP operating earnings ($M)	$320	$324	-1%
Non-GAAP operating earnings ($M)	$397	$387	3%
GAAP EPS	$1.16	$0.72	61%
Non-GAAP EPS	$1.32	$0.84	57%

Click here for printable press release and financial tables.

SCHAUMBURG, III. – Oct. 23, 2013 – Motorola Solutions, Inc. (NYSE: MSI) announced today third-quarter 2013 sales of $2.1 billion, down 2 percent from the third quarter of 2012. Government sales were down 4 percent, while Enterprise sales grew 2 percent.

“In the third quarter, we expanded operating margins, reduced costs and delivered double-digit EPS growth,” said Greg Brown, chairman and CEO, Motorola Solutions. “In addition, we are on track to achieve 18 percent operating margin for the full year.”

GAAP operating earnings in the third quarter of 2013 were $320 million or 15.2 percent of sales, compared to $324 million or 15.0 percent of sales in the third quarter of 2012. GAAP earnings per share were $1.16, compared to $0.72 in the third quarter of 2012.

Non-GAAP operating earnings in the third quarter of 2013 were $397 million or 18.8 percent of sales, compared to $387 million or 18.0 percent of sales in the third quarter of 2012. Non-GAAP earnings per share were $1.32, compared to $0.84 in the third quarter of 2012. These earnings results reflect lower incentive payments and structural cost improvements. A tax benefit of $96 million in the quarter for both GAAP and Non-GAAP earnings was associated with excess foreign tax credits. Non-GAAP financial information excludes after-tax net charges of approximately $0.16 per diluted share related to stock-based compensation, intangible amortization and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release.

During the quarter, the company generated $152 million in operating cash flow. The company ended the quarter with total cash*** of $2.9 billion while returning $494 million to shareholders through share repurchases and dividends.

Government segment sales were $1.5 billion, down 4 percent from the year-ago quarter. GAAP operating earnings were $252 million or 17.2 percent of sales compared to $273 million or 17.9 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $299 million or 20.4 percent of sales compared to $310 million or 20.4 percent of sales in the year-ago quarter.

Government highlights:

•	Secured multimillion dollar contracts with U.S. customers such as Los Angeles Regional Interoperable Communications System Authority; the cities of Arlington, Texas, Indianapolis, Ind., Phoenix, Ariz., Portland, Ore., and Midland, Mich.; Fulton County in Georgia; Prince George’s County in Maryland; Franklin County in Ohio; El Paso County in Texas; state of Maryland; and Colorado / Pikes Peak Regional Communication Network

•	Secured multimillion dollar contracts with international customers such as Queensland, Australia, government; Brazilian Army; city of Montreal and Quebec Government in Canada; Guangdong Province Police, Chengdu Metro, Dalian Metro, Shanxi Police and Wuxi Metro Police in China; Delhi Metro in India; and Seoul Metro in Korea

•	Continued leadership in public safety LTE technology with the new LEX 700 Mission Critical Handheld with Android 4.2.2 operating system and collaboration with Verizon to deliver the VML 700 LTE Vehicle Modem R1.1, which also can serve as a mobile Wi-Fi hot spot

Enterprise segment sales were $647 million, up 2 percent from the year-ago quarter. Excluding Psion, sales were down 5 percent. GAAP operating earnings were $68 million or 10.5 percent of sales compared to $51 million or 8.1 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $98 million or 15.1 percent of sales compared to $77 million or 12.2 percent of sales in the year-ago quarter.

Enterprise highlights:

•	Secured contracts with key customers such as Jumbo Supermarkets in the Netherlands; courier companies TNT Global Express in Italy, TNT Express and Mondial Relay in France, Yodel in the UK and Blue Dart in India; State Grid Corporation of China; Haier Group electronics in China; Reject Shop variety stores in Australia; and Ministry of Environment and Public Space in Buenos Aires, Argentina

•	Positioned in Gartner’s new Magic Quadrant for Managed Mobility Services†

•	Introduced LI2208 linear imager that captures virtually every 1D bar code, enabling workers to scan faster and farther to improve productivity and reduce customer wait times

Full-Year Outlook

Motorola Solutions’ outlook for full-year 2013 is for revenues to be approximately flat compared with full-year 2012 and Non-GAAP earnings per share from continuing operations of $4.63 to $4.70. The company expects to achieve Non-GAAP operating margins of approximately 18 percent of sales. This outlook excludes stock-based compensation, intangible amortization and charges associated with items typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Third Quarter
	2013	2012
Net sales ($M)	$2,112	$2,153
Gross margin ($M)	1,043	1,087
Operating earnings ($M)	320	324
Earnings before income taxes ($M)	325	324
Net earnings ($M)	307	206
Diluted EPS	$1.16	$0.72
Weighted average diluted common shares outstanding (in millions)	265.3	287.4

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense.

	Third Quarter
(per diluted common share)	2013	2012
GAAP Diluted Earnings Per Common Share*	$1.16	$0.72

Highlighted Items:
Reorganization of business charges	$0.08	$0.03
Result of tax rate change in foreign subsidiary	$0.02	—
Gain on sale of investment	($0.06)	($0.03)
Total Highlighted Items	$0.04	—

Stock-based compensation expense	$0.10	$0.11
Intangible assets amortization expense	$0.02	$0.01
Total Stock-Based Compensation Expense and Intangible Assets Amortization Expense	$0.12	$0.12

Total Non-GAAP Adjustments	$0.16	$0.12

Non-GAAP Diluted Earnings Per Common Share	$1.32	$0.84

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) Wednesday, Oct. 23. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included Non-GAAP measurements of results. We have provided these Non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The Non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of Non-GAAP measurements by using GAAP measures in conjunction with the Non-GAAP measurements. As a result, investors should consider these Non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its Non-GAAP operating expenses and net earnings measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its Non-GAAP operating expenses and net earnings measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the Non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the full year of 2013, payment of a regular quarterly dividend and purchases of shares under the company’s share repurchase program. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 8 through 19 in Item 1A of Motorola Solutions, Inc.’s 2012 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, including sequestration in the United States, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the impact of foreign currency fluctuations on the company when competing for business in foreign markets; (6) the outcome of currently ongoing and future tax matters; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (8) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including Psion and those that may occur in the future; (10) risks related to the company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (13) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (14) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (15) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (16) the impact of the percentage of cash and cash equivalents held outside of the United States; (17) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the impact of changes in governmental policies, laws or regulations; (20) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; and (21) the impact of our multi-year phased upgrade and consolidation of our enterprise resource planning systems into a single global platform. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Amounts attributable to Motorola Solutions, Inc. common shareholders

**	Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items

***	Total cash = Cash and cash equivalents + Sigma Fund and short-term investments

†	Gartner, “Magic Quadrant for Managed Mobility Services,” by Eric Goodness, Gianluca Tramacere, Katja Ruud, July 25, 2013

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2013 Motorola Solutions, Inc. All rights reserved.

Gartner Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	September 28, 2013	September 29, 2012
Net sales from products	$1,482	$1,567
Net sales from services	630	586

Net sales	2,112	2,153
Costs of products sales	674	682
Costs of services sales	395	384

Costs of sales	1,069	1,066

Gross margin	1,043	1,087

Selling, general and administrative expenses	438	485
Research and development expenditures	253	262
Other charges	24	10
Intangibles amortization	8	6

Operating earnings	320	324

Other income (expense):
Interest expense, net:	(29)	(16)
Gains on sales of investments and businesses, net	29	19
Other	5	(3)

Total other income	5	—

Earnings before income taxes	325	324
Income tax expense	17	118

Net earnings	308	206
Less: Earnings attributable to noncontrolling interests	1	—

Net earnings attributable to Motorola Solutions, Inc.	$307	$206

Earnings per common share
Basic	$1.17	$0.73
Diluted	$1.16	$0.72
Weighted average common shares outstanding
Basic	262.2	283.1
Diluted	265.3	287.4

	Percentage of Net Sales*
Net sales from products	70.2%	72.8%
Net sales from services	29.8%	27.2%

Net sales	100%	100%

Costs of products sales	45.5%	43.5%
Costs of services sales	62.7%	65.5%

Costs of sales	50.6%	49.5%

Gross margin	49.4%	50.5%

Selling, general and administrative expenses	20.7%	22.5%
Research and development expenditures	12.0%	12.2%
Other charges	1.1%	0.5%
Intangibles amortization	0.4%	0.3%

Operating earnings	15.2%	15.0%

Other income (expense):
Interest expense, net:	-1.4%	-0.7%
Gains on sales of investments and businesses, net	1.4%	0.9%
Other	0.2%	-0.1%

Total other income	0.2%	0.0%

Earnings before income taxes	15.4%	15.0%
Income tax expense	0.8%	5.5%

Net earnings	14.6%	9.6%
Less: Earnings attributable to noncontrolling interests	0.0%	0.0%

Net earnings attributable to Motorola Solutions, Inc.	14.5%	9.6%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Nine Months Ended
	September 28, 2013	September 29, 2012
Net sales from products	$4,342	$4,574
Net sales from services	1,850	1,683

Net sales	6,192	6,257
Costs of products sales	2,019	2,052
Costs of services sales	1,145	1,085

Costs of sales	3,164	3,137

Gross margin	3,028	3,120

Selling, general and administrative expenses	1,369	1,454
Research and development expenditures	782	785
Other charges	55	30
Intangibles amortization	20	18

Operating earnings	802	833

Other income (expense):
Interest expense, net:	(85)	(46)
Gains on sales of investments and businesses, net	36	39
Other	1	(18)

Total other expense	(48)	(25)

Earnings from continuing operations before income taxes	754	808
Income tax expense (benefit)	(8)	266

Earnings from continuing operations	762	542
Earnings from discontinued operations, net of tax	—	3

Net earnings	762	545
Less: Earnings attributable to noncontrolling interests	5	—

Net earnings attributable to Motorola Solutions, Inc.	$757	$545

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$757	$542
Earnings from discontinued operations, net of tax	—	3

Net earnings attributable to Motorola Solutions, Inc.	$757	$545

Earnings per common share
Basic:
Continuing operations	$2.82	$1.83
Discontinued operations	—	0.01

	$2.82	$1.84

Diluted:
Continuing operations	$2.77	$1.80
Discontinued operations	—	0.01

	$2.77	$1.81

Weighted average common shares outstanding
Basic	268.7	296.1
Diluted	273.6	301.5

	Percentage of Net Sales*
Net sales from products	70.1%	73.1%
Net sales from services	29.9%	26.9%

Net sales	100%	100%

Costs of products sales	46.5%	44.9%
Costs of services sales	61.9%	64.5%

Costs of sales	51.1%	50.1%

Gross margin	48.9%	49.9%

Selling, general and administrative expenses	22.1%	23.2%
Research and development expenditures	12.6%	12.5%
Other charges	0.9%	0.5%
Intangibles amortization	0.3%	0.3%

Operating earnings	13.0%	13.3%

Other income (expense):
Interest expense, net:	-1.4%	-0.7%
Gains on sales of investments and businesses, net	0.6%	0.6%
Other	0.0%	-0.3%

Total other expense	-0.8%	-0.4%

Earnings from continuing operations before income taxes	12.2%	12.9%
Income tax expense (benefit)	-0.1%	4.3%

Earnings from continuing operations	12.3%	8.7%
Earnings from discontinued operations, net of tax	0.0%	0.0%

Net earnings	12.3%	8.7%
Less: Earnings attributable to noncontrolling interests	0.1%	0.0%

Net earnings attributable to Motorola Solutions, Inc.	12.2%	8.7%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	September 28,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$1,721	$1,468
Sigma Fund and short-term investments	1,169	2,135
Accounts receivable, net	1,823	1,881
Inventories, net	521	513
Deferred income taxes	586	604
Other current assets	760	800

Total current assets	6,580	7,401

Property, plant and equipment, net	841	839
Investments	259	240
Deferred income taxes	2,668	2,416
Goodwill	1,507	1,510
Other assets	203	273

Total assets	$12,058	$12,679

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	633	705
Accrued liabilities	2,203	2,626

Total current liabilities	2,840	3,335

Long-term debt	2,458	1,859
Other liabilities	4,055	4,195

Total Motorola Solutions, Inc. stockholders’ equity	2,676	3,265

Noncontrolling interests	29	25

Total liabilities and stockholders’ equity	$12,058	$12,679

Total cash*	$2,890	$3,603
Net cash**	428	1,740

*	Total cash = Cash and cash equivalents + Sigma Fund and short-term investments
**	Net cash = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	September 28, 2013	September 29, 2012
Operating
Net earnings attributable to Motorola Solutions, Inc.	$307	$206
Earnings attributable to noncontrolling interests	1	—

Net earnings	308	206
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	59	45
Non-cash other charges (income)	(4)	13
Share-based compensation expense	37	44
Gains on sales of investments and businesses, net	(29)	(19)
Deferred income taxes	(88)	110
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(103)	(73)
Inventories	(21)	(43)
Other current assets	23	(70)
Accounts payable and accrued liabilities	2	100
Other assets and liabilities	(32)	(131)

Net cash provided by operating activities	152	182

Investing
Acquisitions and investments, net	(12)	(7)
Proceeds from sales of investments and businesses, net	33	29
Capital expenditures	(36)	(39)
Proceeds from sales of Sigma Fund and short-term investments, net	590	173

Net cash provided by investing activities from continuing operations	575	156

Financing
Repayment of debt	(1)	(1)
Issuance of common stock	9	16
Purchase of common stock	(425)	(308)
Excess tax benefit from share-based compensation	2	—
Payment of dividends	(69)	(63)

Net cash used for financing activities from continuing operations	(484)	(356)

Effect of exchange rate changes on cash and cash equivalents	21	25

Net increase in cash and cash equivalents	264	7
Cash and cash equivalents, beginning of period	1,457	1,772

Cash and cash equivalents, end of period	$1,721	$1,779

Financial Ratios:
Free cash flow*	$116	$143

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 28, 2013	September 29, 2012
Operating
Net earnings attributable to Motorola Solutions, Inc.	$757	$545
Earnings attributable to noncontrolling interests	5	—

Net earnings	762	545
Earnings from discontinued operations, net of tax	—	3

Earnings from continuing operations, net of tax	762	542
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities:
Depreciation and amortization	168	151
Non-cash other charges (income)	(9)	12
Share-based compensation expense	116	139
Gains on sales of investments and businesses, net	(36)	(39)
Loss from the extinguishment of long term debt	—	6
Deferred income taxes	(242)	203
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	29	189
Inventories	(10)	(51)
Other current assets	23	(147)
Accounts payable and accrued liabilities	(573)	(283)
Other assets and liabilities	(25)	(218)

Net cash provided by operating activities from continuing operations	203	504

Investing
Acquisitions and investments, net	(27)	61
Proceeds from (used for) sales of investments and businesses, net	54	(38)
Capital expenditures	(125)	(140)
Proceeds from sales of property, plant and equipment	15	9
Proceeds from sales of Sigma Fund and short-term investments, net	966	1,450

Net cash provided by investing activities from continuing operations	883	1,342

Financing
Repayment of debt	(3)	(412)
Net proceeds from issuance of debt	593	747
Issuance of common stock	109	79
Purchase of common stock	(1,332)	(2,112)
Excess tax benefit from share-based compensation	20	17
Payment of dividends	(212)	(197)
Distributions to discontinued operations	—	(84)

Net cash used for financing activities from continuing operations	(825)	(1,962)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	2
Net cash provided by financing activities from discontinued operations	—	11

Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(13)

Net cash provided by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(8)	14

Net increase (decrease) in cash and cash equivalents	253	(102)
Cash and cash equivalents, beginning of period	1,468	1,881

Cash and cash equivalents, end of period	$1,721	$1,779

Financial Ratios:
Free cash flow*	$78	$364

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	September 28, 2013	September 29, 2012	% Change
Government	$1,465	$1,521	-4%
Enterprise	647	632	2%

Company total	$2,112	$2,153	-2%

	Nine Months Ended
	September 28, 2013	September 29, 2012	% Change
Government	$4,262	$4,281	0%
Enterprise	1,930	1,976	-2%

Company total	$6,192	$6,257	-1%

Operating Earnings

	Three Months Ended
	September 28, 2013	September 29, 2012	% Change
Government	$252	$273	-8%
Enterprise	68	51	33%

Company total	$320	$324	-1%

	Nine Months Ended
	September 28, 2013	September 29, 2012	% Change
Government	$647	$620	4%
Enterprise	155	213	-27%

Company total	$802	$833	-4%

Operating Earnings %

	Three Months Ended
	September 28, 2013	September 29, 2012
Government	17.2%	17.9%
Enterprise	10.5%	8.1%

Company total	15.2%	15.0%

	Nine Months Ended
	September 28, 2013	September 29, 2012
Government	15.2%	14.5%
Enterprise	8.0%	10.8%

Company total	13.0%	13.3%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2013

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	$0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	45	14	31	0.11
Reorganization of business charges	Cost of sales and Other charges	11	3	8	0.03
Tax benefit for prior period R&D tax credit	Income tax expense		12	(12)	(0.04)
Reduction in deferred tax asset valuation allowance	Income tax expense		11	(11)	(0.04)
Reduction in deferred tax liability for undistributed earnings	Income tax expense		25	(25)	(0.09)

Total impact on Net earnings		$62	$67	$(5)	$(0.02)

Q2 2013

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	$0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	34	10	24	0.09
Reorganization of business charges	Cost of sales and Other charges	28	6	22	0.08

Total impact on Net earnings		$68	$18	$50	$0.18

Q3 2013

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$8	$2	$6	$0.02
Stock-based compensation expense	Cost of sales, SG&A and R&D	37	$12	25	0.10
Reorganization of business charges	Cost of sales and Other charges	32	$10	22	0.08
Gain on sale of investment	Gain on sale of investment	(23)	$(8)	(15)	(0.06)
Result of tax rate change in foreign subsidiary	Income tax		$(6)	6	0.02

Total impact on Net earnings		$54	$10	$44	$0.16

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	September 28, 2013	September 29, 2012	% Change
Government	$1,465	$1,521	-4%
Enterprise	647	632	2%

Company Total	$2,112	$2,153	-2%

	Nine Months Ended
	September 28, 2013	September 29, 2012	% Change
Government	$4,262	$4,281	0%
Enterprise	1,930	1,976	-2%

Company Total	$6,192	$6,257	-1%

Non-GAAP Operating Earnings

	Three Months Ended
	September 28, 2013	September 29, 2012	% Change
Government	$299	$310	-4%
Enterprise	98	77	27%

Company Total	$397	$387	3%

	Nine Months Ended
	September 28, 2013	September 29, 2012	% Change
Government	$771	$735	5%
Enterprise	237	292	-19%

Company Total	$1,008	$1,027	-2%

Non-GAAP Operating Earnings %

	Three Months Ended
	September 28, 2013	September 29, 2012
Government	20.4%	20.4%
Enterprise	15.1%	12.2%

Company Total	18.8%	18.0%

	Nine Months Ended
	September 28, 2013	September 29, 2012
Government	18.1%	17.2%
Enterprise	12.3%	14.8%

Company Total	16.3%	16.4%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2013

	TOTAL	Government	Enterprise
Net sales	$1,973	$1,346	$627
Operating earnings (“OE”)	$216	$180	$36

Above-OE non-GAAP adjustments:
Stock-based compensation expense	45	30	15
Reorganization of business charges	11	7	4
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	62	37	25

Operating earnings after non-GAAP adjustments	$278	$217	$61

Operating earnings as a percentage of net sales - GAAP	10.9%	13.4%	5.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	14.1%	16.1%	9.7%

Q2 2013

	TOTAL	Government	Enterprise
Net sales	$2,107	$1,451	$656
Operating earnings	$266	$215	$51

Above-OE non-GAAP adjustments:
Stock-based compensation expense	34	23	11
Reorganization of business charges	28	18	10
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	68	41	27

Operating earnings after non-GAAP adjustments	$334	$256	$78

Operating earnings as a percentage of net sales - GAAP	12.6%	14.8%	7.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	15.9%	17.6%	11.9%

Q3 2013

	TOTAL	Government	Enterprise
Net sales	$2,112	$1,465	$647
Operating earnings	$320	$252	$68

Above-OE non-GAAP adjustments:
Stock-based compensation expense	37	25	12
Reorganization of business charges	32	21	11
Intangibles amortization expense	8	1	7

Total above-OE non-GAAP adjustments	77	47	30

Operating earnings after non-GAAP adjustments	$397	$299	$98

Operating earnings as a percentage of net sales - GAAP	15.2%	17.2%	10.5%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	18.8%	20.4%	15.1%